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                                                                   EXHIBIT 10.26

                                AQUA-CHEM, INC.

                              AMENDED AND RESTATED
                             1997 STOCK OPTION PLAN

                      NON-STATUTORY STOCK OPTION AGREEMENT


         THIS AGREEMENT, made and entered into as of the 9th day of September, 1998, by and between AQUA-CHEM, INC., a Delaware corporation (the
"Corporation"), and Daniel J. Johnson (the "Optionee").

                                  WITNESSETH:

         WHEREAS, the Corporation has adopted the Aqua-Chem, Inc. Amended and Restated 1997 Stock Option Plan ("Plan"), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement; and

         WHEREAS, one of the purposes of the Plan is to permit the granting of options to purchase shares of the Corporation's common Stock, $.01 par value ("Common Stock"), to certain key employees of the Corporation and its affiliates; and

         WHEREAS, the Optionee is employed by the Corporation in a key capacity, and the Corporation desires the Optionee to remain in such employ, and to provide him with the opportunity to acquire Common Stock in order to increase his incentive and personal interest in the welfare of the Corporation.

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

         1. GRANT OF OPTION. Subject to the terms and conditions of the Plan and this Agreement, the Corporation grants to the Optionee an option ("Option") to purchase from the Corporation all or any part of the aggregate amount of Four Thousand (4,000) shares of Common Stock (the "Optioned Shares"). The Option is intended to and shall constitute a non-statutory stock option ("Non-statutory Option") and shall not constitute or be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). Unless terminated earlier in accordance with the Plan to the extent not exercised, this Option shall terminate and expire ten (10) years after the date of grant. The Options granted hereunder shall be subject to the vesting provisions set forth on Schedule A attached hereto.

         2. OPTION PRICE. The price to be paid for the Optioned Shares shall be Three and 75/100 Dollars ($3.75) per share.





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         3.   DESIGNATION OF BENEFICIARY. Subject to the Optionee's right to revoke or change such designation in accordance with Section 7.3 of the Plan and subject to the other terms and conditions thereof, the person whose name appears on the signature page hereof after the caption "Beneficiary" or any successor designated by the Optionee in accordance therewith shall be entitled to exercise the Option, to the extent it is exercisable, after the death of the Optionee.

         4. PUT RIGHT. In the event Optionee's employment by the Corporation is terminated for any reason whatsoever, whether voluntarily, involuntarily, with cause or without cause, Optionee shall, for a period of ninety (90) days thereafter, have the right to require the Corporation to purchase all or any portion of the Common Stock owned by the Optionee at the Market Price (as determined under Section 5.4 of the Plan). Optionee shall exercise his put right by delivering written notice to the Corporation within such period. The Corporation and Optionee shall consummate the transaction (the "Closing") on a date (the "Closing Date") and at a time mutually acceptable to Corporation and Optionee, but in no event later than thirty (30) days following the date of the Optionee's notice of exercise of the put right. The Corporation shall pay the aggregate Market Price in cash at Closing, or, at its discretion, the Corporation may elect to pay the Market Price in five (5) equal annual installments commencing on the Closing Date and on each of the next four subsequent anniversary dates thereof (each such date shall be referred to as a "Redemption Date"). The outstanding balance owed pursuant to the Corporation's payment obligation hereunder shall accrue interest at a rate equal to the prime rate on the Closing Date (thereafter adjusted annually to the prime rate in effect on the first business day of each calendar year) as published in the Midwest edition of the Wall Street Journal or any successor publication.

         Notwithstanding the Corporation's foregoing obligation to redeem Optionee's Common Stock, if the funds of the Corporation legally available for the redemption of Optionee's Common Stock are insufficient to redeem the total number of shares required to be redeemed pursuant to this Section 4 on any Redemption Date, those funds which are legally available for the Corporation shall be used to redeem the maximum possible number of shares to be redeemed on the Redemption Date. In such event, the shares of Optionee's Common Stock not redeemed shall remain outstanding. The balance of the shares required to be redeemed on any such Redemption Date, but not redeemed, shall be added to the number of shares required to be redeemed on the next following Redemption Date and shall be redeemed on that date, subject to provisions of this Section 4.

         5. ADJUSTMENTS IN CHANGES IN CAPITALIZATION. In the event the Corporation issues a dividend or other distribution (whether in the form of cash, stock or other property), engages in a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Corporation, issuance of warrants or other rights to purchase Common Stock or other securities of the Corporation, or other similar corporate transaction or event that effects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution







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or enlargement of benefits or potential benefits intended to be made available under the Plan, then the Board may, in such a manner as it may deem equitable, adjust any or all of the (i) number and type of awards of stock subject to the Plan and which thereafter may be the subject of awards under the Plan; (ii) number and type of stock subject to outstanding awards; and (iii) grant, purchase or exercise price with respect to any award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.

         6. INTERPRETATION BY COMMITTEE. As a condition of the granting of the Option, the Optionee agrees, for himself and his legal representatives or guardians, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

         7. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

                                     AQUA-CHEM, INC.
                                     ("CORPORATION")


                                     By:    Jeffrey A. Miller
                                         ---------------------------------------
                                            Jeffrey A. Miller
                                     Title: Chairman & CEO

                                     Daniel J. Johnson
                                     -------------------------------------------
                                     Daniel J. Johnson               , Optionee
                                                       --------------
                                     Beneficiary: Merry Noel Johnson
                                                  -----------------------------
                                     Address of Beneficiary: 13120 Wrayburn Rd.
                                                             ------------------
                                     Elm Grove, WI 53122
                                     ------------------------------------------

                                     Beneficiary's Tax Identification
                                     No.:
                                          -------------------------------------





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                                   SCHEDULE A
                          ACCELERATED VESTING SCHEDULE

         The Options granted hereunder shall, subject to the continuing employment requirements of the Plan, be eligible for accelerated vesting at the rate of 800 per year as hereinafter set forth provided that the Operations Goal is achieved for the year in question. The Operations Goal will be measured in terms of the annual achievement of the projected Water Tech EBITDA as hereinafter set forth:

                  FYE March 31, 1999               $3,359,000
                  FYE March 31, 2000               $5,152,000
                  FYE March 31, 2001               $5,924,000
                  FYE March 31, 2002               $7,915,000
                  FYE March 31, 2003               $9,231,000

         If in any of the above referenced years at least 80% of the Water Tech projected EBITDA for such year is not in fact earned, no vesting will occur for such year. As actual Water Tech EBITDA for any year increases from 80% to 100% or more of projected Water Tech EBITDA, the percentage of Options actually vesting on March 31 of such year will increase from 400 (50% of the eligible
800) to 800 (100% of the eligible 800). If on March 31 of any of the above referenced years any of the Options eligible to vest on March 31 of such year (or March 31 of any prior year) have not vested in full due to the failure to achieve the projected Water Tech EBITDA in the current year (or any prior year), then any such Options shall nevertheless again be eligible to vest on March 31 of such current year provided that cumulative Water Tech EBITDA for the current year and all prior years is at least 80% of cumulative projected Water Tech EBITDA. As actual cumulative Water Tech EBITDA increases from 80% to 100% or more of cumulative projected Water Tech EBITDA as of a given March 31, the percentage of the Options (that have not vested due to shortfalls in actual annual Water Tech EBITDA) vesting on March 31 of such year will increase from 50% to 100%. The Board shall have the right to adjust the Operations Goal in the event of any acquisitions or divestitures relating to the Water Tech Division or the occurrence of any other events which, in the judgment of the Board, equitably require that such an adjustment be made.